MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

SIGAL CONSULTING, LLC,

a Massachusetts limited liability company,

MARIMED INC.,

a Delaware corporation

MARIMED ADVISORS INC.,

a Delaware corporation,

ROBERT FIREMAN,

GERALD J. MCGRAW JR.,

JON R. LEVINE,

JAMES E. GRIFFIN JR., and

TIMOTHY SHAW

May 10, 2017

This document has been prepared solely to facilitate discussions of a possible transaction among the parties identified herein. It is not intended, and will not be deemed, to constitute an offer or agreement, or to create legally binding or enforceable obligations, of any type or nature. No such offer, agreement or obligations shall be made or created among the parties identified herein except pursuant to a written agreement executed by such parties.

(1)

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into on May 10, 2017, by and among Sigal Consulting LLC, a Massachusetts limited liability company (the “Company”), MariMed Inc. (formerly known as Worlds Online Inc.), a Delaware corporation (“MRMD”), MariMed Advisors Inc., a Delaware corporation (“Buyer”), and each of Robert Fireman, Gerald J. McGraw Jr., Jon R. Levine, James E. Griffin Jr. and Timothy Shaw (each a “Seller” and collectively, the “Sellers”). Buyer, the Company, MRMD and the Sellers are sometimes collectively referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS, as of the date hereof, the Sellers are the beneficial and record owners of 49% of the issued and outstanding membership interests (the “Interests”) in the Company, with each Seller owning the percentage of such Interests (the “Percentage Interests”) as set forth on Exhibit A attached hereto; and

WHEREAS, pursuant to a Membership Interest Purchase Agreement dated May 19, 2014 Buyer purchased 51% of the then outstanding membership interests of the Company (the “Prior Agreement”); and

WHEREAS, Buyer desires to acquire all of the Interests from the Sellers, and each Seller desires to sell his or its respective Interests to Buyer, in each case upon the terms, in the manner and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants, representations, warranties and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

The definitions contained in the Prior Agreement are incorporated herein and made a part hereof as if actually contained herein.

ARTICLE II

PURCHASE AND SALE

Section 2.01        Purchase and Sale of the Interests. On the terms and conditions set forth in this Agreement, at the Closing (as defined below) and upon payment of the Closing Consideration (as defined below) by Buyer in accordance with Section 2.02, Buyer shall purchase and accept from each Seller, and each Seller shall sell, transfer and assign to Buyer, all of the Interests held by such Seller.

Section 2.02              Payment of Closing Consideration. Each Seller shall sell to Buyer and Buyer shall purchase from each Seller, all of each Seller’s Interests in consideration for an aggregate amount of 75 million shares of MRMD common stock (the “Closing Consideration”). The shares of MRMD common stock delivered as the Closing Consideration shall be allocated among the Sellers pursuant to the Percentage Interests listed on Exhibit A hereto. Each Seller agrees that the shares comprising the Closing Consideration shall be subject to a lock up for twelve (12) months following the Closing.

(2)

Section 2.03        The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Feder Kaszovitz LLP, 845 Third Avenue, New York, New York 10022, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”). The Closing shall be effective as of 11:59 p.m., local time, on the Closing Date (the “Effective Time”).

Section 2.04        Deliveries at the Closing. At the Closing, the Parties shall deliver or file, or cause to be delivered or filed, each of the following:

(i)                 Buyer shall deliver to each Seller such Seller’s respective portion of the Closing Consideration in accordance with Section 2.02; and

(ii)               Each Seller shall deliver to Buyer, duly endorsed for transfer or accompanied by a duly executed transfer power, and one or more certificates representing the Interests owned by such Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

As a material inducement to Buyer and MRMD to enter into this Agreement, the Sellers and the Company jointly and severally represent and warrant to Buyer, as of the date hereof, that all of the representations and warranties contained in the Prior Agreement are true and correct as of the date hereof as if made on the date hereof and to the extent any such representation or warranty speaks as of an earlier date it shall be deemed to be speaking as of the date hereof.

ARTICLE IV

REPRESENTATION AND WARRANTIES WITH RESPECT TO THE SELLERS

As a material inducement to Buyer to enter into this Agreement, each Seller represents and warrants to Buyer, solely as to itself, as of the date hereof, as follows:

Section 4.01        Authorization of Transaction; Binding Effect.

(a)                Such Seller has the power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder.

(b)               This Agreement has been duly executed and delivered by such Seller and constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding at law or in equity).

(3)

Section 4.02        Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or other restriction of any Governmental Authority to which such Seller is subject or (ii) conflict with, result in a breach of, constitute a default under or result in the acceleration of, any material contract to which such Seller is a party. To the Knowledge of the Sellers, the execution and delivery of this Agreement by such Seller does not require any consent or approval of any Governmental Authority.

Section 4.03        Ownership of Interests. Such Seller is the record owner of the Percentage Interests set forth opposite such Seller’s name on Exhibit A attached hereto. Such Seller has good and marketable title to such Interests free and clear of any and all Liens other than restrictions under securities Laws. Such Interests will be sold, transferred and conveyed to Buyer, subject to the terms of this Agreement and pursuant to the procedures set forth in this Agreement, free and clear of all Liens other than restrictions under securities Laws.

Section 4.04        Litigation. Such Seller is not a party to any legal action, nor to the Knowledge of such Seller, is any legal action threatened in writing against such Seller, before any court or judicial or administrative agency of any Governmental Authority.

Section 4.05        Broker’s Fees. The Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

Section 4.06        Investment Intent; Restricted Securities. Seller is acquiring the securities included in the Closing Considerations solely for its own account, for investment purposes only, and not with a view to, or any present intention of, reselling or otherwise distributing the stock and options or dividing its participation herein with others. Seller is either an “accredited investor” or either alone or with his Purchaser Representative” (as such terms are defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merit and risks of the purchasing the securities included in the Closing Consideration. Seller understands and acknowledges that (i) none of the securities included in the Closing Consideration have been registered under the Securities Act or any state or foreign securities Laws, in reliance upon specific exemptions thereunder for transactions not involving any public offering, and (ii) the securities included in the Closing Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. Seller will not transfer or otherwise dispose any of the securities included in the Closing Consideration acquired hereunder or any interest therein in any manner that may cause Seller or Buyer to be in violation of the Securities Act or any applicable state securities Laws.

Section 4.07        Inspection; No Other Representations

Section 4.08. Seller has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Seller acknowledges that MRMD has given Seller such access to the key employees, documents and facilities of MRMD as Seller, in its sole discretion, has determined to be necessary or desirable for purposes of Seller’s evaluation, negotiation and implementation of the transactions contemplated hereby. MRMD has answered to Seller’s satisfaction all inquiries that Seller or its representatives have made concerning the business of MRMD or otherwise relating to the transactions contemplated hereby.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to the Sellers and the Company to enter into and perform their respective obligations under this Agreement, Buyer represents and warrants to the Sellers and the Company, as of the date hereof, that all of the representations and warranties contained in the Prior Agreement are true and correct as of the date hereof as if made on the date hereof and to the extent any such representation or warranty speaks as of an earlier date it shall be deemed to be speaking as of the date hereof.

ARTICLE VI

Intentionally Omitted.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01        General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party.

Section 7.02        Transaction Expenses. The Sellers shall be solely responsible for the payment of any fees and expenses incurred by or on behalf of the Company or any of the Sellers in connection with the transactions contemplated hereby.

Section 7.03        Provision Respecting Representation of the Buyer and MRMD. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, members, managers, partners, stockholders, officers, employees and affiliates, that Feder Kaszovitz LLP is serving as counsel to the Buyer and MRMD, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Feder Kaszovitz LLP (or any successor) will continue to serve as counsel to the Buyer and MRMD, including in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation, and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any affiliate thereof to consent to waive any conflict of interest arising from such representation.

Section 7.04        Transfer Taxes. All sales and transfer taxes, recording charges and similar taxes, fees or charges imposed as a result of the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, shall be paid by the Sellers. The Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

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ARTICLE VIII

CONDITIONS

Section 8.01        Conditions to Obligation of Buyer

. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions as of the Closing:

(a)                Representations and Warranties. Each of the representations and warranties made by the Company or a Seller in this Agreement shall be true and correct at and as of the Closing as though such representation or warranty was made at and as of the Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date, in each case except where the failure so to be true would not have, individually or in the aggregate, a material adverse effect on the Company’s business operations or prospects, and Buyer shall have received a certificate from the Company certifying as to the foregoing.

(b)               Performance of Covenants. The Company and the Sellers shall have performed and complied with in all material respects all of their respective covenants and agreements required to be performed or complied with by them under this Agreement prior to the Closing Date and Buyer shall have received a certificate from each of the Company and each Seller certifying as to the foregoing.

(c)                Third Party Consents. All notices, reports, and other filings required to be made prior to Closing by the Sellers or the Company with, and all licenses, permits, consents, approvals, authorizations, qualifications or orders required to be obtained prior to Closing by the Sellers or the Company from, any Government Entity or from any other person or entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

(d)               No Material Adverse Change. There shall have been no material adverse effect on the Company’s business operations or prospects since December 31, 2016.

(e)                Deliveries. The Sellers shall have delivered or filed or caused to be delivered or filed each item required to be delivered by it pursuant to Section 2.04.

Buyer may waive any condition if it executes a writing so stating at or prior to the Closing. In addition, any condition that shall not have been satisfied or waived at or prior to the Closing shall be deemed to have been waived by Buyer if the Closing occurs notwithstanding the failure of such condition to have been satisfied or waived in writing.

Section 8.02        Conditions to Obligation of the Company and the Sellers. The obligation of the Company and the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

(a)                Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct at and as of the Closing as though such representation or warranty was made at and as of the Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date, in each case, except where the failure so to be true would not have, individually or in the aggregate, a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement, and the Sellers shall have received a certificate of Buyer certifying as to the foregoing.

(b)               Performance of Covenants. Buyer shall have performed and complied with, or shall cause the performance of and compliance with, in all material respects all of its covenants and agreements required to be performed or complied with by it under this Agreement prior to the Closing Date and the Sellers shall have received a certificate of Buyer certifying as to the foregoing.

(c)                Deliveries. Buyer shall have delivered or filed or caused to be delivered or filed each item required to be delivered by it pursuant to Section 2.04.

The Sellers may waive any condition if each of them executes a writing so stating at or prior to the Closing. In addition, any condition that shall not have been satisfied or waived at or prior to the Closing shall be deemed to have been waived by the Sellers if the Closing occurs notwithstanding the failure of such condition to have been satisfied or waived in writing.

(6)

ARTICLE IX

Intentionally Omitted.

ARTICLE X

INDEMNIFICATION

The indemnification provisions contained in the prior agreement are incorporated herein and made a part hereof as if actually contained herein.

ARTICLE XI

MISCELLANEOUS

Section 11.01          Sellers’ Representative.

(a) Each Seller, by virtue of his or her execution and delivery of this Agreement, hereby irrevocably nominates, constitutes and appoints Jon R. Levine as the agent, agent for service of process and true and lawful attorney-in-fact of the Sellers (the “Sellers’ Representative”), with full power of substitution, to act in the name, place and stead of such Seller with respect to this Agreement and the taking by the Sellers’ Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Sellers’ Representative under this Agreement including the exercise of the power: (i) to execute, deliver, acknowledge, certify and file (in the name of any or all of the Sellers or otherwise) any and all documents and to take any and all actions that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any indemnification claim under Article X (including negotiating, entering into compromises or settlements of and demanding arbitration with respect to any indemnification claim); and (ii) to give and receive notices and communications under this Agreement. Carlton Calvin hereby accepts his appointment as the Sellers’ Representative.

(b) The power of attorney granted in this Section 11.01: (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the death or incapacity of each of the Sellers.

(c) Notwithstanding anything to the contrary contained in this Agreement, each Buyer Indemnified Party shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to Article X, and each of them shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Sellers’ Representative, as fully binding upon such Seller.

(d) The Sellers’ Representative may at any time designate a replacement Sellers’ Representative and each Seller, by virtue of his or her execution and delivery of this Agreement, hereby consents to such replacement Sellers’ Representative. If the Sellers’ Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as representative of the Sellers, then the Sellers shall, by “majority vote” within 30 days after such death or disability, appoint a successor representative and, promptly thereafter, shall notify Buyer of the identity of such successor. Any such successor shall become the “Sellers’ Representative” for purposes of this Agreement. If for any reason there is no Sellers’ Representative at any time, all references herein to the Sellers’ Representative shall be deemed to refer to the Sellers.

(e) No bond shall be required of the Sellers’ Representative and the Sellers’ Representative shall receive no compensation for his services. The Sellers’ Representative shall not be liable to any Seller for any act done or omitted hereunder as Sellers’ Representative while acting in good faith and in the exercise of his reasonable business judgment with respect to any matter arising out of or in connection with the acceptance or administration of his duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). The Sellers’ Representative shall be entitled to be indemnified by the Sellers, in each case in accordance with such Seller’s Pre-Closing Ownership Percentage, for any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Sellers’ Representative with respect to any matter arising out of or in connection with the acceptance or administration of his duties hereunder. The Sellers’ Representative shall be entitled to recover from the Sellers, in each case in accordance with such Seller’s Pre-Closing Ownership Percentage, any out-of-pocket costs and expenses reasonably incurred by the Sellers’ Representative in good faith and in connection with actions taken by the Sellers’ Representative pursuant to this Agreement (including the hiring of legal counsel and the incurring of legal fees and costs). The Sellers’ Representative shall keep reasonably detailed records of the costs and expenses for which he seeks reimbursement as herein provided.

(7)

Section 11.02    No Third Party Beneficiaries. Except as set forth in Section 10.02 and Section 10.04 (each such Section as incorporated herein), each of which is expressly intended for the benefit of the Persons referenced therein, this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 11.03    Equitable Remedies. Notwithstanding anything herein to the contrary, the Company and the Sellers, on the one hand, and Buyer, on the other hand, hereby agree that in the event any of the Company or the Sellers, on the one hand, or Buyer, on the other hand violate any provisions of this Agreement, the remedies at Law available to Buyer, on the one hand, and the Company and the Sellers, on the other hand, may be inadequate. In such event, the Company and the Sellers, on the one hand, and Buyer, on the other hand, shall have the right, in addition to all other rights and remedies they may have, to seek specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by Buyer, on the one hand, or the Company or any of the Sellers, on the other hand.

Section 11.04    Entire Agreement. This Agreement, including the documents referred to herein, constitute the entire agreement among the Parties with respect to, and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to, the subject matter hereof.

Section 11.05    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other Parties.

Section 11.06    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 11.07    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.08    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier (of national reputation) prepaid, to the Parties at the following addresses or facsimile numbers:

(8)

If to the Company or the Sellers:

Sigal Consulting LLC

26 Ossipee Road

Suite 201

Newton, Massachusetts 02464

Fax: 781-719-0633

Attention: Jon R. Levine

with a copy (which shall not constitute notice) to:

Fireman & Associates

26 Ossipee Rd, Suite 202

Newton, Massachusetts 02464
Fax: 781-559-8811
Attention: Robert Fireman

If to Buyer:

MariMed Advisors Inc.

c/o Worlds Online Inc.

11 Royal Road

Brookline, Massachusetts

Fax: (617) 975 3888

Attention: Mr. Thom Kidrin

with a copy (which shall not constitute notice) to:

Feder Kaszovitz LLP

845 Third Avenue

New York, New York 10022-6601

Fax: (212) 888-7776

Attention: Irving Rothstein, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 11.08 or by facsimile transmission to the facsimile number as provided for in this Section 11.08, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time or on a day other than a Business Day, then on the next proceeding Business Day, (b) if delivered by mail in the manner described above to the address as provided in this Section 11.08, be deemed given on the earlier of the third Business Day following mailing or upon receipt, and (c) if delivered by overnight courier to the address as provided for in this Section 11.08, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.08. Either Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice (delivered in accordance with this Section) specifying such change to the other Party.

Section 11.09    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 11.10    Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the State and Federal courts located in New York County, New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Los Angeles, California with respect to any matters to which it has submitted to jurisdiction in this Section 11.10. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the State and Federal courts located in New York County, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.11    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and each Seller. No waiver by either Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Except as otherwise provided in this Agreement, no failure or delay by any party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions or any other provisions.

Section 11.12    Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 11.13    Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement and (v) the word “including” means “including without limitation.”

If any provision of this Agreement or the application of any such provision is held to be prohibited or unenforceable in any jurisdiction, such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement will remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. The Parties will use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the Parties.

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(9)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MARIMED ADVISORS INC.

By: /s/ Robert Fireman

Name: Robert Fireman

Title: CEO

MARIMED INC.

By: /s/ Thom Kidrin

Name: Thom Kidrin

Title: CEO

SIGAL CONSULTING LLC

By: /s/ Jon R. Levine

Name: Jon R. Levine

Title: Manager

/s/ Robert Fireman

Robert Fireman

/s/ Gerald J. McGraw Jr.

Gerald J. McGraw Jr.

/s/ Jon R. Levine

Jon R. Levine

/s/ James E. Griffin Jr.

James E. Griffin Jr.

/s/ Timothy Shaw

Timothy Shaw

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Exhibit A

Seller	Percentage Interests
Robert Fireman	28.0%
Gerald J. McGraw Jr.	17.0%
Jon R. Levine	28.0%
James E. Griffin Jr.	17.0%
Timothy Shaw	10.0%

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